Exhibit 10.12

LM FUNDING AMERICA, INC.

Public Offering of Units

Minimum              Units

Maximum              Units

SELECTED DEALER AGREEMENT

                    , 2015

Ladies and Gentlemen:

1. We intend to sell, as sales agent for LM Funding America, Inc. (the “Company”), on a “best efforts basis” a minimum of              units and a maximum of              units, with each unit consisting of one common share, $0.001 par value, and one warrant, of the Company (the “Units”). The Units and the terms under which they are to be offered for sale are more particularly described in the Company’s preliminary prospectus for the Units dated                     , 2015, which will be superseded by the final prospectus for the Units (the “Prospectus”).

2. We intend to offer at the Public Offering Price (as defined below), subject to the terms and conditions hereof, a portion of the Units for sale to the customers of you and certain other dealers (the “Selected Dealers”), that are actually engaged in the investment banking or securities business and that are members in good standing of the Financial Industry Regulatory Authority (“FINRA”) that are registered with FINRA and maintain net capital pursuant to Rule 15c3-1 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), of not less than $50,000. You hereby agree to comply with the FINRA Conduct Rules and, if you are a foreign dealer and not a FINRA member, you hereby agree to comply with the FINRA Rule 5130 relating to restrictions on the purchase and sale of initial equity public offerings and comply, as though you are a FINRA member, with the provisions of Rules 2730, 2740, 2750 and 5190 of the FINRA Conduct Rules and with Rule 2420 of the FINRA Conduct Rules as that rule applies to a nonmember foreign dealer.

3. The Units are to be offered to the public by us, as sales agent for the Company, in accordance with the terms of the offering (the “Offering”) set forth in the Prospectus and the Sales Agency Agreement between us and the Company in the form attached hereto as Exhibit A. In consideration for assisting in the sale of the Units, you will be paid a sales commission of five percent (5%) of the Public Offering Price, for each Unit sold by you. We have advised you that the tentative price per Unit is $            . The actual price per Unit (the “Public Offering Price”) will be established immediately prior to the Closing Date (as defined below). We will notify you of the pricing immediately after it is established.

4. If you desire to purchase any of the Units as agent for your customers, your application should reach us promptly by electronic mail at our office at the address given below. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Units allocated to you will be confirmed, subject to the terms and conditions of this Agreement.

5. Any Units purchased through you shall be purchased for your customers from the Company under the terms of this Agreement only upon orders already received from potential purchasers of the Units in accordance with the terms of the Offering set forth in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

6. You agree to advise us from time to time, upon request, of the amount of Units requested by you hereunder and remaining unsold at the time of such request, and, if in our opinion such Units shall be needed to make delivery of the Units sold, you will, forthwith upon our request, reduce the number of Units allocated to you to an amount equal to the number of Units actually purchased by your customers. You also agree to advise us as to the number of round lot purchasers your Unit purchase represents and agree that we may accept a purchase request in whole or in part, among other reasons, to meet minimum round lot holder requirements.

7. No expense shall be charged to you. A single transfer tax, if payable, upon the sale of the Units to you on behalf of your customers will be paid when such Units are delivered. However, you shall pay any transfer tax on sales of Units by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

8. Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Units other than as contained in the Prospectus.

9. On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the 1934 Act. You confirm that you are familiar with (i) Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, (ii) Rule 15c2-4 under the 1934 Act, (iii) Rule 15c6-1 under the 1934 Act, and (iv) FINRA Rule 5130 relating to restrictions on the purchase and sale of initial equity public offerings, and confirm that you have complied with and will comply with said rules and interpretations. You confirm also that you are familiar with Release No. 4968 of the Securities and Exchange Commission under the 1933 Act and that you have complied and will comply with the requirements therein relating to the distribution of copies of the Preliminary Prospectus relating to the Units. You confirm that you are (a) registered as a broker-dealer under the 1934 Act; (b) registered with FINRA and maintain net capital pursuant to Rule 15c3-1 promulgated under the 1934 Act of not less than $50,000; (c) qualified to act as a broker-dealer in the states or other jurisdictions in which you offer the Units; and (d) will maintain such registrations, qualifications, and memberships throughout the term of this Agreement.

10. (a) Neither you nor any of your officers, directors, affiliates or registered representatives (collectively “Related Persons”), have any association or affiliation with any officer or director of the Company, of any beneficial owner of five percent (5%) or more of any class of the Company’s securities, and of any beneficial owner of the Company’s unregistered securities that were acquired during the 180 day period immediately preceding the required filing date of this offering, as described in FINRA Corporate Finance Rule 5110(b)(6)(iii).

(b) Neither you nor any Related Person has made a loan or extended credit to the Company. Neither you nor any Related Persons will or have acquired any of the Company’s securities during the 180-day period preceding the required filing date of this Offering through the 90-day period following the effective date of the Offering, including but not limited to acquisitions in connection with the corporate reorganization transactions described in the Prospectus and the “Part II—Recent Sales of Unregistered Securities” section of the Registration Statement. No portion of the Offering Proceeds has or will be directed to us or a Related Person.

11. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

12. Upon request, you will be informed as to the states and other jurisdictions in which, and limitations, if any, pursuant to which, we have been advised that the Units are qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein or to any particular prospective purchaser herein. You agree that you will not offer or sell the Units in any state or jurisdiction or to any purchaser in which or to whom the Units are not eligible to be sold. You agree that you will not offer or sell the Units in any state or jurisdiction except the states in which you are licensed as a broker-dealer under the laws of such state. You agree that you will notify us promptly of any states in which you would desire to sell the Units.

13. You agree that you will not, at any time prior to the completion by us of distribution of the Units acquired by you pursuant to this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any capital stock of the Company (the “Capital Stock”) other than (i) as provided for in this Agreement, or (ii) purchases or sales of any Capital Stock as broker on unsolicited orders for the account of others.

14. No Selected Dealer is authorized to act as our agent or agent of the Company or otherwise to act on our behalf or on behalf of the Company in offering or selling the Units to the public or otherwise to furnish any information or make any representation except as contained in the Prospectus. No Selected Dealer shall use any supplemental sales literature of any kind without our prior written approval.

15. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Units, of the delivery of the certificates for the Units or the performance by anyone of any agreement on its part, or the qualification of the Units for sale under the laws of any jurisdiction, or for or in respect to any other matter relating to this Agreement, except for the lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

16. We will notify you of the exact date (the “Closing Date”) on which the sale of the Units (“Closing”) will occur. Unless we advise you to the contrary prior to Closing, payment for Units purchased through you hereunder shall be made at the Public Offering Price (without any deduction for the selling commission due to you) by wire transfer of immediately available fed funds no later than 10:00 a.m. on the Closing Date to an escrow account (the “Escrow Account”), in accordance with the following instructions:

ABA #:

Credit Account #:

Account Name:

Attention:

Further Credit:

Telephone No.:

All Units placed by you will be credited to your DTC participant account at Closing. No physical certificates will be delivered. On the Closing Date, SunTrust Bank (the “Escrow Agent”) will send your selling commission to you via wire transfer of immediately available funds.

17. You understand that the Offering will be made on a best efforts, minimum/maximum basis. Upon receipt of any and all checks, drafts and money orders made payable to SunTrust Bank, N.A., as Escrow Agent for LM Funding America, Inc., received from prospective purchasers of the Units, you shall deliver the same to the Escrow Agent for deposit in the Escrow Account by noon of the next business day following the receipt, together with a written account of each purchaser that sets forth, among other things, (i) the purchaser’s name and address, (ii) the number of Units purchased by the purchaser, (iii) the amount paid therefor by the purchaser, (iv) whether the consideration received from the purchaser was in the form of a check, draft or money order, and (v) the purchaser’s social security or tax identification number. This information will not be made available to us by the Escrow Agent except to the extent necessary in connection with any claim relating to the sale of the Units. Any checks that are received that are made payable to any party other than the Escrow Agent shall be rejected and promptly returned to the purchaser that submitted the check. You agree that you are bound by the terms of the Escrow Agreement executed by us, the Company and the Escrow Agent.

18. Notices to us should be addressed to:

Mr. Edward Cofrancesco, President

International Assets Advisory, LLC

390 North Orange Avenue, #750

Orlando, Florida 32801

Phone: (407) 254-1574

Fax:

Email: ecofrancesco@iaac.com

Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of law principles thereof.

20. If you desire to reserve any Units for purchase by your customers, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof, by telephone, telegraph or telecopy.

21. You acknowledge and agree that you will not place, sell or deliver any of the Units allocated to you to delivery versus payment accounts or accounts over which you are exercising discretion.

22. This Agreement may not be assigned by the Selected Dealer with our prior written consent. This Agreement will terminate upon the termination of the Offering, except that either party may terminate this Agreement at any time.

Very truly yours, INTERNATIONAL ASSETS ADVISORY, LLC

By:
Edward Cofrancesco
President

ACCEPTED AND AGREED:

Name of Selected Dealer

By:

Print Name:

Title:

                    , 2015

International Assets Advisory, LLC

390 North Orange Avenue, #750

Orlando, Florida 32801

Attention: Mr. Edward Cofrancesco

We hereby request an allocation of              units (the “Units”) of LM Funding America, Inc., for purchase by our customers in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Units. We further state that we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment company or securities business and that we are a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) that is registered with FINRA and maintain net capital pursuant to Rule 15c3-1 promulgated under the Securities Exchange Act of 1934, as amended, of not less than $50,000. We hereby agree to comply with the FINRA Conduct Rules, and, if we are a foreign dealer and not a FINRA member, we also agree to comply with FINRA Rule 5130 relating to restrictions on the purchase and sale of initial equity public offerings and comply, as though we were FINRA members, with the provisions of Rules 2730, 2740, 2750 and 5190 of the FINRA Conduct Rules and with Rule 2420 of the FINRA Conduct Rules as that rule applies to a nonmember foreign dealer.

We specifically acknowledge and agree that we will not place, sell or deliver any of the Units allocated to us to delivery versus payment accounts.

Name of Selected Dealer

By:

Print Name:

Title:

Address:

Additional Information Attached

Return Wire Instructions for Fee

Return Wire Instructions for Purchases (if necessary)

Name of Clearing Firm and DTC Account Number to Credit Units at Closing

Return Wire Instructions for Fee:

(To be calculated at $             per Unit times the number of Units placed. subject to final pricing determination.) ENTER YOUR WIRE INSTRUCTIONS SO WE CAN FORWARD YOU FILE SALES CREDIT TO YOU ON THE DAY OF CLOSING:

Name of DTC Participant and DTC Account Number to Credit Units at Closing:

Note: Units will arrive in your DTC Account upon closing from International Assets Advisory, LLC’s clearing firm — , DTC Account Number             .

Return Wire Instructions for Purchases (if necessary):